Pear Therapeutics Files for Chapter 11 and Will Seek to Sell Assets Through Sales Process

BOSTON – April 7, 2023 – Pear Therapeutics, Inc. (Nasdaq: PEAR) (“the Company”), a company focused on developing and commercializing software-based medicines called prescription digital therapeutics (PDTs), today announced that the Company and its wholly owned subsidiary, Pear Therapeutics (US), Inc. (collectively, the “Debtors”) each voluntarily filed for protection under chapter 11 (“Chapter 11”) of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and they intend to pursue a sale of the business or assets under section 363 of the Bankruptcy Code.

Prior to the filing of the Chapter 11 cases, the Debtors evaluated a wide range of strategic alternatives to maximize value for all stakeholders. The Debtors also significantly reduced operating expenses. With the protections afforded by the Bankruptcy Code, the Debtors intend to continue their marketing efforts to potential purchasers interested in specific assets as well as continuing to seek a sale of the whole business. Any of those sales would be subject to review and approval by the Bankruptcy Court and compliance with bidding procedures to be approved by the Bankruptcy Court.

The Company intends to continue scaled-down operations during the Chapter 11 as it seeks to execute an expedited sale process. Having reached a settlement prior to the filing with its lender, Pear intends to use available cash to fund post-petition operations and costs in the ordinary course of its business.

The Debtors intend to file various “first day” motions with the Bankruptcy Court requesting customary relief that will enable them to transition into Chapter 11 without material disruption to their ordinary course operations. Such motions are typical in the Chapter 11 process and the Debtors anticipate that they will be heard in the first few days of their Chapter 11 cases.

Pear is represented by Foley Hoag LLP as counsel, Gibbons P.C. as co-counsel, Sonoran Capital Advisors as restructuring advisor, and MTS Health Partners, L.P. as restructuring investment banker.

Additional information about the Chapter 11 case, including access to Bankruptcy Court documents, is available online at https://cases.stretto.com/PearTherapeutics; or call our hotline at 855.944.1910  (for toll-free U.S. and Canada calls) or 714.252.6860 (for tolled international calls) or via email at TeamPearTherapeutics@stretto.com.

Forward-Looking Statements
This press release includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Pear’s forward-looking statements in this press release include, but are not limited to, statements about Pear’s plans to sell its assets pursuant to Chapter 11 of the Bankruptcy Code and the extent and timing of any such sales; Pear’ intention to continue operations during the Chapter 11 case and its ability to fund its post-petition operations; Pear’s belief that the sale process will be in the best interest of Pear and its stakeholders; and other statements regarding Pear’s strategy and future operations, performance and prospects, among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Pear will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Pear’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Chapter 11 filings on Pear’s liquidity and results of operations; changes in Pear’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and any potential asset sale; the effect of the Chapter 11 filings and any potential asset sale on Pear’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or any potential asset sale; uncertainty regarding obtaining Bankruptcy Court approval of a sale of Pear’s assets or other conditions to any potential asset sale; and the timing or amount of distributions, if any, to Pear’s stakeholders.

Contact:
info@peartherapeutics.com